Exhibit 99.1

PRESS
February 27, 2015	RELEASE

BankGuam Holding Company

Declares 1st Quarter Dividends

BankGuam Holding Company (BKGMF), announced that its Board of Directors declared a $0.10 per share quarterly cash dividend at the Board’s regular meeting held on February 23, 2015. The dividend will be paid on March 31, 2015 to shareholders of record on March 16, 2015.

“We are pleased with the Bank’s performance, and happy to announce that we are continuing our practice of paying quarterly dividends to our shareholders,” explained President and Chair of the Board, Lourdes (Lou) A. Leon Guerrero.

CONTACT: BankGuam Holding Company

                     William D. Leon Guerrero, EVP and COO

                     (671) 472-5273